Exhibit 99.1

NovaBay Pharmaceuticals and Sonoma Pharmaceuticals Agree to Market Avenova-branded Products in the European Union Through Sonoma’s Extensive Distributor Network

EMERYVILLE, Calif. and BOULDER, Colo. (January 9, 2024) – NovaBay Pharmaceuticals, Inc. (NYSE American: NBY) and Sonoma Pharmaceuticals, Inc. (Nasdaq: SNOA) today announced an agreement for the sale and marketing of Avenova®-branded products by Sonoma in the European Union. The new products will combine Sonoma’s existing eye product Ocudox®, which has already received a Class IIB CE mark for sale in the European Union, with Avenova branding, and are expected to be marketed through Sonoma’s established European distribution network. This agreement brings together NovaBay’s deep knowledge of eye care reflected in its Avenova brand with Sonoma’s expertise in distributing hypochlorous acid products overseas.

Sonona will manufacture Ocudox by Avenova with packaging similar to NovaBay’s Avenova products, which are the leading hypochlorous acid-based eye care products in the U.S. Sonoma will pay NovaBay a royalty fee based on net product sales of Ocudox by Avenova, and Sonoma will continue to market its Ocudox product in the European Union.

“Sonoma has built a strong and growing presence in the European Union through a network of distributors and direct sales. We are excited to add Avenova-branded products to our offerings. At the same time, NovaBay has built strong brand recognition for Avenova in the dry eye market in the United States that we believe will resonate internationally,” said Amy Trombly, CEO of Sonoma. “Ocudox sales in the European Union are already an important component of our business, and we see plenty of room to expand our eye care offerings. We are excited to partner with NovaBay on this opportunity, which we believe will allow more people to benefit from a quality hypochlorous acid product to aid in the treatment and symptoms of blepharitis on the eyelid.”

“We are delighted that NovaBay will now be able to capitalize on sales of hypochlorous acid eye care products in the European Union. Sonoma’s CE mark includes a claim of treating blepharitis, the inflammation that typically affects the edges of the eyelids when tiny oil glands near the base of the eyelashes become clogged, causing irritation and redness. We’ve long asserted that blepharitis can lead to complications such as dry eye,” said Justin Hall, CEO and General Counsel of NovaBay. “The EU market is comparable in size to the U.S., giving NovaBay the opportunity to double its sales of Avenova. NovaBay will continue to be the exclusive seller of Avenova branded products in the U.S.”

About Ocudox

Ocudox is a patented solution intended to support the treatment of blepharitis and the daily hygiene of eyelids and eyelashes. Ocudox cleans the eye lids, lashes and periocular skin and assists in removing debris and microorganisms that can cause irritation and ocular surface disease. The solution does not contain any harmful chemicals, and there is no preparation required prior to application and no need to rinse after use. Ocudox is non-irritating, non-sensitizing, no stinging, no burning and has no contraindications. Ocudox is suitable for contact lens wearers.

About Sonoma Pharmaceuticals, Inc.

Sonoma Pharmaceuticals is a global healthcare leader for developing and producing stabilized hypochlorous acid (HOCl) products for a wide range of applications, including wound, eye, oral and nasal care, dermatological conditions, podiatry, animal health care and non-toxic disinfectants. The company's products reduce infections, itch, pain, scarring and harmful inflammatory responses in a safe and effective manner. In vitro and clinical studies of HOCl show it to have impressive antipruritic, antimicrobial, antiviral and anti-inflammatory properties. Sonoma's stabilized HOCl immediately relieves itch and pain, kills pathogens and breaks down biofilm, does not sting or irritate skin and oxygenates the cells in the area treated, thereby assisting the body in its natural healing process. The company's products are sold either directly or via partners in 55 countries worldwide and the company actively seeks new distribution partners. The company has its corporate headquarters in Boulder, Colorado and manufacturing operations in Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.sonomapharma.com. For partnership opportunities, please contact busdev@sonomapharma.com.

About NovaBay Pharmaceuticals, Inc.:

NovaBay Pharmaceuticals, Inc. develops and sells scientifically created and clinically proven eyecare, skincare and wound care products. NovaBay’s leading product Avenova® Antimicrobial Lid & Lash Solution is often prescribed by eyecare professionals for blepharitis and dry-eye disease and is also available directly to consumers through online distribution channels such as Amazon. DERMAdoctor® offers more than 30 dermatologist-developed skincare products through the DERMAdoctor website, well-known traditional and digital beauty retailers, and international distributors. NovaBay also manufactures and sells effective, yet gentle and non-irritating wound care products. The PhaseOne® brand is distributed through commercial partners in the U.S. for professional use only, and the NeutroPhase® brand is distributed in China by China Pioneer Pharma Holdings, Limited. More information about NovaBay is available here.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Sonoma Pharmaceuticals, Inc., NovaBay Pharmaceuticals, Inc. and their respective subsidiaries. These forward-looking statements are identified by the use of words such as “continue,” “develop,” “anticipate,” “expect" and “expand,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the companies’ respective businesses that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for products will not be as large as expected, products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet cash needs or fund further development, as well as uncertainties relative to the recent pandemic and economic development, varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in each company’s filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of this date, and NovaBay and Sonoma each disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Sonoma PharmaceuticalsTM and Ocudox® are trademarks or registered trademarks of Sonoma Pharmaceuticals, Inc. NovaBay® and Avenova® are trademarks or registered trademarks of NovaBay Pharmaceuticals, Inc. All other trademarks and service marks are the property of their respective owners.

NovaBay Pharmaceuticals Contacts

At the Company

Justin Hall

Chief Executive Officer and General Counsel

Phone: 510-899-8800

Website: www.novabay.com

Email:sales@novabay.com

Twitter: @NovaBayPharma

Investor Contact

LHA Investor Relations

Jody Cain

Phone: 310-691-7100

Email: jcain@lhai.com

Sonoma Pharmaceuticals Contacts

At the Company

Amy Trombly

Chief Executive Officer and General Counsel

Website: www.sonomapharma.com

Email:busdev@sonomapharma.com

Investor Contact

Email:ir@sonomapharma.com

#  #  #